UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 1, 2007
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989	41-1719250
(Commission File No.)	(IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 9.01.	Financial Statements and Exhibits

Signatures
Business Loan Agreement

Item 1.01. Entry into a Material Definitive Agreement
On May 1, 2007, we entered into a business loan agreement with Venture Bank. The agreement provides for a credit line of up to $1 million secured by the assets of the company. We may borrow up to 50% (to a maximum of $500,000) of the value of the eligible inventory on hand in the U.S. and 80% of the eligible U.S. accounts receivable value. To be eligible to borrow any amount, we must maintain consolidated net equity of at lease equal to $3.5 million. Interest on the loan is charged at a per annum rate of the greater of 7.5% or one percentage point over the prime rate.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits (filed herewith)

Exhibit No.	Description
10.37	Business Loan Agreement and related Promissory Note dated May 1, 2007 with Venture Bank.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 4, 2007

UROPLASTY, INC.

By:	/s/ Mahedi A. Jiwani Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer